UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38520	98-1448305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street, 14th Floor

New York, NY 10016

(Address of principal executive offices) (Zip code)

(646) 860-7985

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00003881 par value per share	MGTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2022, the Board of Directors (the “Board”) of MeiraGTx Holdings plc (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, appointed Debra Yu, M.D. to the Board as a Class II director, effective immediately, with a term that expires at the Company’s 2023 annual meeting of shareholders and until her successor is duly elected and qualified. Dr. Yu was recommended as a potential candidate for election to our Board by the Company’s senior management and the Company’s largest shareholder, Perceptive Advisors, LLC.

Dr. Yu will be eligible to receive compensation for her service as a member of the Board pursuant to the terms of the Company’s Non-Employee Director Compensation Program previously filed with the SEC and as such terms have been described in the Company’s public disclosure. It is not currently known on which, if any, committee of the Board Dr. Yu may serve.

Dr. Yu currently serves as a member of the board of directors of ARYA Sciences Acquisition Corp V.

Dr. Yu has served as President and Chief Strategy Officer of LianBio since September 2021, and previously served as LianBio’s President and Chief Business Officer from October 2019 until September 2021. From August 2016 to September 2019, Dr. Yu served as Managing Director and Head of Cross Border Healthcare Investment Banking at China Renaissance Securities (U.S.), a brokerage firm. Prior to that, she was Managing Director of Labrador Advisors, LLC, where she advised numerous cross-border partnerships and licensing transactions from May 2009 to June 2016. Earlier in her career, she held senior positions in corporate and business development, where she advised numerous cross-border partnerships and licensing transactions, including at Pfizer in its Worldwide Business Development organization. Dr. Yu also previously served as a partner at two life science focused venture capital firms in the San Francisco Bay Area. Dr. Yu received a bachelor’s degree with high honors in molecular biology from Princeton University and earned a medical degree from Harvard Medical School.

We expect that Dr. Yu will enter into the Company’s standard form of indemnification agreement for its directors and officers. Dr. Yu was not selected as a director pursuant to any arrangement or understanding between her and any other person. There are no related party transactions between the Company and Dr. Yu.

Item 7.01.  Regulation FD Disclosure.

On April 27, 2022, the Company issued a press release announcing the appointment of Debra Yu, M.D. to the Board, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release of MeiraGTx Holdings plc, dated April 27, 2022.

104	Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2022

MEIRAGTX HOLDINGS PLC

	By:	/s/ Richard Giroux
	Name:	Richard Giroux
	Title:	Chief Financial Officer and Chief Operating Officer

4